FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             FEDERATED INTERNATIONAL SMALL COMPANY OPPORTUNITY FUND
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 DELAWARE                                   APPLICATION HAS BEEN MADE
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


                 5800 CORPORATE DRIVE, PITTSBURGH, PA 15237-7000
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                    (Address of principal executive offices)


         Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

     Shares of Beneficial Interest                 New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-45966

         Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                    -----------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of the Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-45966 and 811-10131) as filed with the Securities and Exchange Commission on September 18, 2000, as the same may be amended.

Item 2.  Exhibits.

         No exhibits are to be filed with the Commission or the New York Stock Exchange, Inc. pursuant to this filing.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           FEDERATED INTERNATIONAL SMALL COMPANY
                                           OPPORTUNITY FUND

                                    Date:  October 16, 2000
                                           -------------------------------------

                                    By:    /s/ J. Christopher Donahue
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